Exhibit 10.10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of                 , 2021 by and between Context Therapeutics Inc., a Delaware corporation (the “Corporation”), in its own name and on behalf of its direct and indirect subsidiaries, and                     , an individual (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements between the Corporation and Indemnitee covering the subject matter of this Agreement.

RECITALS:

WHEREAS, directors, officers, employees, controlling persons, fiduciaries and other agents (“Representatives”) in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve corporations as Representatives unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation or business enterprise;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining highly competent persons is detrimental to the best interests of the Corporation and its stockholders and that the Corporation should act to assure such persons that there will be increased certainty of protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation;

WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern regarding such risks;

WHEREAS, (a) the Amended and Restated Bylaws of the Corporation (the “Bylaws”) require indemnification of the officers and directors of the Corporation, (b) Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware, as it may be amended from time to time (the “DGCL”) and (c) the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Corporation and its Representatives with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (a) Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, (b) Indemnitee may not be willing to serve or continue to serve as a Representative without adequate protection, (c) the Corporation desires Indemnitee to serve or continue to serve in such capacity and (d) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that s/he be so indemnified.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Agreement” shall have the meaning ascribed to such term in the Preamble hereto.

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (as defined below); provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Corporation approving a merger of the Corporation with another entity.

“Board” shall have the meaning ascribed to such term in the Recitals hereto.

“Bylaws” shall have the meaning ascribed to such term in the Recitals hereto.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation.

A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. Acquisition of Stock by Third Party. Any Person (as defined below), is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding securities, unless the change in relative Beneficial Ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described herein) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity in any such transaction) more than fifty percent (50%) of the combined voting power of the voting securities of such surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such Surviving Entity;

iv. Liquidation. The approval by the stockholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; and

v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Corporation is then subject to such reporting requirement.

“Corporate Status” describes the status of an individual who is or was a Representative of an Enterprise.

“Corporation” shall have the meaning ascribed to such term in the Preamble hereto.

“DGCL” shall have the meaning ascribed to such term in the Recitals hereto.

“Enterprise” shall mean the Corporation and any other Person, employee benefit plan, joint venture or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a Representative.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

“Expenses” shall include all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) for purposes of Section 12(d) only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis), (iv) excise taxes and penalties under the Employee Retirement Income Security Act of 1974, and (v) any interest, assessments or other charges in respect of the foregoing.

“Indemnitee” shall have the meaning ascribed to such term in the Preamble hereto.

“Indemnity Obligations” shall mean all obligations of the Corporation to Indemnitee under this Agreement, including, without limitation, the Corporation’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, in respect of, relating to or occurring as a direct or indirect consequence of, any Proceeding, including, without limitation, amounts paid in whole or partial settlement of any Proceeding, all Expenses incurred in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding, and any consequential damages resulting from any Proceeding or the settlement, judgment, or result thereof.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall include any threatened, pending or completed action, claim, suit, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative legislative or investigative nature, including any appeal therefrom, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, potential party, non-party witness or otherwise (i) by reason of the fact that Indemnitee is or was a Representative of the Corporation, (ii) by reason of any actual or alleged action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting as Representative of the Corporation or (iii) by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a Representative of another Person, whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

“Representative” shall have the meaning ascribed to such term in the Recitals hereto.

“Submission Date” shall have the meaning ascribed to such term in Section 11(a).

(b) For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a Representative of the Corporation which imposes duties on, or involves services by, such Representative with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner s/he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Corporation shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding (other than any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor which shall be governed by the provisions set forth in Section 3 below), if Indemnitee acted in good faith and in a manner s/he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has not met such applicable standard of conduct or that Indemnitee acted with gross negligence or recklessness shall not, of itself, be a defense to any action pursuant to this Agreement or create a presumption that such Indemnitee has failed to meet the standard of conduct required for indemnification in this Section 2.

Section 3. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor, or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner s/he reasonably believed to be in, or not opposed, to the best interests of the Corporation. No indemnification for Liabilities and Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Liabilities and Expenses which the Court of Chancery or such other court shall deem proper. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has not met such applicable standard of conduct or that Indemnitee acted with gross negligence or recklessness shall not, of itself, be a defense to any action pursuant to this Agreement or create a presumption that such Indemnitee has failed to meet the standard of conduct required for indemnification in this Section 3.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, to the extent that Indemnitee is a party to (or a participant in) any Proceeding and is successful on the merits or otherwise (including, without limitation, settlement thereof), as to one or more but less than all claims, issues or matters in such Proceeding, in whole or in part, then the Corporation shall indemnify Indemnitee, to the fullest extent permitted by applicable law, against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with or as a consequence of each successfully resolved claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Liabilities and Expenses suffered or incurred by him/her or on his/her behalf in connection therewith.

Section 7. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 2, 3, 4 or 5, the Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to, or threatened to be made a party to, any Proceeding (including, without limitation, a Proceeding by or in the right of the Corporation to procure a judgment in its favor), by reason of Indemnitee’s Corporate Status.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to, or replacement of, the DGCL, and

(ii) to the fullest extent authorized or permitted by any amendments to, or replacements of, the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8. Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification payment in connection with any claim involving Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) subject to Section 14, for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act (as defined in Section 1(a) hereof) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Corporation by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Corporation by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c) except as provided in Section 13(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

Section 9. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 13(d)), the Corporation shall advance, to the fullest extent permitted by law, Expenses incurred by Indemnitee in connection with any Proceeding (or part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board, and such advancement shall be made within ten (10) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to, or after, final disposition of any Proceeding. Advances shall be unsecured and interest free. Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 9 unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right or appeal exists. Advances shall be made without regard to Indemnitee’s ability to repay Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 13(d), advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including, without limitation, Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking, providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation. No other form of undertaking shall be required other than the execution of this Agreement. This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.

Section 10. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Corporation in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Corporation shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Any delay or failure by Indemnitee to notify the Corporation hereunder will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, nor shall such delay or failure constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) In the event Indemnitee seeks indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain legal counsel selected by Indemnitee and approved by the Corporation (which approval shall not to be unreasonably withheld, conditioned or delayed) to defend Indemnitee in such Proceeding, at the sole expense of the Corporation or (ii) have the Corporation assume the defense of Indemnitee in the Proceeding, in which case the Corporation shall assume the defense of such Proceeding with legal counsel selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Corporation’s receipt of written notice of Indemnitee’s election to cause the Corporation to do so. If the Corporation is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and shall be solely responsible for all Expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Corporation (and/or any other party or parties entitled to be indemnified by the Corporation with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Corporation (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Corporation (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate legal counsel at its own expense. The party having responsibility for defense of a Proceeding shall provide the other party and its legal counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Corporation shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Corporation or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed). The Corporation may not settle or compromise any Proceeding without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 11. Procedure Upon Application for Indemnification.

(a) Upon receipt of a written request by Indemnitee for indemnification pursuant to Section 10(a) (the “Submission Date”), if any determination by the Corporation is required by applicable law with respect to Indemnitee’s ultimate entitlement to indemnification, such determination shall be made (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Corporation. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Person(s) making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such Person(s), upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person(s) making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Corporation will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 11(a) has been made. The Corporation agrees to pay Expenses of the Independent Counsel referred to above and to fully indemnify the Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) In the event that the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(a) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court of Chancery has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Delaware Court of Chancery for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination shall, to the fullest extent permitted by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Corporation shall, to the fullest extent permitted by law, have the burden of proof to overcome that presumption with clear and convincing evidence in connection with the making by any Person(s) of any determination contrary to that presumption. Neither the failure of the Corporation (including, without limitation, by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including, without limitation, by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 12(e), if the Person(s) empowered or selected under Section 10 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if (i) the determination is to be made by the Independent Counsel and there is an objection to the selection of the Independent Counsel and (ii) the Person(s) making such determination requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a) of this Agreement and if (A) within fifteen (15) days after receipt by the

Corporation of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which s/he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) Actions of Others. The knowledge and/or actions, or failure to act, of any Representative (other than Indemnitee) of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) Subject to Section 12(d), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within ninety (90) days after the Submission Date, (iv) payment of indemnification is not made pursuant to Section 4, 5, 6 or 11(a) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefore, (v) payment of indemnification pursuant to Section 2, 3 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (vi) in the event that the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee, the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a). The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Corporation shall have the burden of proving by clear and convincing evidence Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 11 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Corporation shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement. It is the intent of the Corporation that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. In addition, the Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all such Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefore) advance, to the fullest extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only in connection with each successfully resolved claim, issue or matter, or otherwise as permitted by law, whichever is greater.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided, that in absence of any such determination with respect to such Proceeding, the Corporation shall pay Liabilities and advance Expenses with respect to such Proceeding as if Indemnitee has been determined to be entitled to indemnification and advancement of Expenses with respect to such Proceeding.

Section 14. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, the Bylaws and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated. The Corporation hereby acknowledges and agrees that (i) the

Corporation shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Corporation shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by law, organizational or constituent documents, contract (including, without limitation, this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person and (v) the Corporation irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder. In the event that any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Corporation or payable under any insurance policy provided under this Agreement, such payor shall have a right of subrogation against the Corporation or its insurer or insurers for all amounts so paid which would otherwise be payable by the Corporation or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation of the Corporation under this Agreement by any other Person with whom or which Indemnitee may be associated or their insurers, affect the obligations of the Corporation hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated. Any indemnification and/or insurance or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated, with respect to any liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person, is specifically in excess of any Indemnity Obligation of the Corporation or valid and any collectible insurance (including, without limitation, any malpractice insurance or professional errors and omissions insurance) provided by the Corporation under this Agreement, and any obligation to provide indemnification and/or insurance or advance Expenses provided by any other Person with whom or which Indemnitee may be associated shall be reduced by any amount that Indemnitee collects from the Corporation as an indemnification payment or advancement of Expenses pursuant to this Agreement.

(c) The Corporation shall use its best efforts to obtain and maintain in full force and effect an insurance policy or policies providing liability insurance for Representatives of the Corporation or of any other Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation maintains an insurance policy or policies providing liability insurance for Representatives of the Corporation or of any other Enterprise, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policy or policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. In the event of a Change in Control or the Corporation’s becoming insolvent, the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee for a period of six years thereafter.

(d) In the event of any payment under this Agreement, the Corporation shall not be subrogated to, and hereby waives any rights to be subrogated to, any rights of recovery of Indemnitee, including, without limitation, rights of indemnification provided to Indemnitee from any other Person or entity with whom Indemnitee may be associated as well as any rights to contribution that might otherwise exist; provided, however, that the Corporation shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Corporation or any of its subsidiaries, and the Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to brings suit to enforce such rights.

(e) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 15. Duration of Agreement; Not Employment Contract. This Agreement shall continue until and terminate upon the latest of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a Representative of the Corporation or any other Enterprise and (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly or to assume and agree to perform this agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Corporation (or any of its subsidiaries or any Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Corporation (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a Representative of the Corporation, by the Certificate of Incorporation, Bylaws and the DGCL.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Representative of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a Representative of the Corporation.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The Corporation shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s right to receive advancement of expenses under this Agreement.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Corporation.

(b) If to the Corporation to:

Context Therapeutics Inc.

3675 Market Street, Suite 200

Philadelphia, Pennsylvania 19104

Attn: Chief Legal Officer

or to any other address as may have been furnished to Indemnitee by the Corporation.

Section 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the Proceeding in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 21. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a), the Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

CONTEXT THERAPEUTICS INC.

Name:
Title:

[Signature Page to Indemnification Agreement]

INDEMNITEE:

[Signature Page to Indemnification Agreement]